Exhibit 99.1

Certification

The undersigned, the Chief Executive Officer and the Chief Financial Officer of The TriZetto Group, Inc. (the “Company”), each hereby certifies that to his knowledge on the date hereof:

(a)
The Form 10-Q of the Company for the quarterly period ended June 30, 2002, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2002	/s/ JEFFREY H. MARGOLIS
Jeffrey H. Margolis
Chief Executive Officer

Date: August 14, 2002	/s/ MICHAEL J. SUNDERLAND
Michael J. Sunderland
Chief Financial Officer